UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2013

ALMOST FAMILY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices)

 (502) 891-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 In connection with the proposed acquisition of the stock of OMNI Home Health Holdings, Inc. (“OMNI Home Health”), Almost Family, Inc. (the “Registrant”) entered into a Stock Purchase Agreement dated as of November 4, 2013 (the “Agreement”) among OMNI Home Health, OMNI Home Health Acquisition, LLC (the “Seller”), National Health Industries, Inc. and the Registrant.  OMNI Home Health’s principal operating subsidiaries are OMNI Home Health Services, LLC and SunCrest Healthcare, Inc.  OMNI Home Health and its subsidiaries own and operate Medicare/Medicaid certified home health agencies in the States of Alabama, Florida, Georgia, Illinois, Indiana, Kentucky, Mississippi, Pennsylvania and Tennessee.

The Agreement calls for a total purchase price for the stock of $75.5 million, subject to a working capital adjustment.  The $74.0 million cash portion of the transaction will be funded primarily from the Registrant’s existing cash and borrowings from its senior secured revolving credit facility.  In addition, OMNI Home Health will issue the Seller a promissory note in the original principal amount of $1.5 million, with payment guaranteed by National Health Industries, Inc.  Of the $74.0 million cash portion, the parties will deposit $5.0 million into an escrow account for purposes of funding the working capital adjustment and Seller’s indemnification obligations under the Agreement.

Consummation of the transaction is subject to usual and customary closing conditions, including absence of any legal prohibition on consummation of the transaction, obtaining required governmental and third-party consents (including termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act), the accuracy of representations and warranties, the material performance of all covenants and the delivery of customary legal opinions.  The Agreement contains certain termination rights for the Registrant and the other parties.  There is no assurance that the transaction contemplated in the Agreement will be consummated, but the Registrant expects the transaction to be completed during the fourth quarter of 2013.

The foregoing description of the Agreement has been provided solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Registrant or any of its subsidiaries or affiliates or the assets to be acquired. The representations, warranties and covenants contained in the Agreement are made solely for purposes of the Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Agreement or any of its subsidiaries or affiliates or the assets to be acquired. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 5, 2013, Almost Family, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2013. Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of such press release.

The information in this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On November 5, 2013, the Registrant issued a press release announcing the transaction disclosed in Item 1.01 of this Current Report on Form 8-K. The press release is furnished hereto as Exhibit 99.2.

 The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information will not be incorporated by reference into any registration statement filed by the Registrant under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           EXHIBITS

99.1 Press Release dated November 5, 2013 (financial results).

99.2 Press Release dated November 5, 2013 (OMNI Home Health stock purchase agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALMOST FAMILY, INC.

Date November 5, 2013	By:	/s/ C. Steven Guenthner
C. Steven Guenthner
President and Principal Financial Officer